                                                                    Exhibit 99.1

From:       Hifn                                                     [HIFN LOGO]
            750 University Avenue
            Los Gatos, CA 95032

Contact: William R. Walker, Vice President and Chief Financial Officer 408-399-3537
            wwalker@hifn.com

        HIFN REPORTS REVENUES AND EARNINGS FOR SECOND QUARTER FISCAL 2003

      LOS GATOS, Calif., April 16, 2003 - Hifn(TM) (NASDAQ: HIFN) today reported financial results for the second quarter and six months ended March 31, 2003.

      Revenues for the second quarter of fiscal 2003 were $4.5 million, an increase of 3% from the $4.4 million in revenue reported in the previous quarter and a decrease of 21% from the $5.7 million in revenues reported in the second quarter of fiscal 2002. Revenues for the six months ended March 31, 2003 were $9.0 million, a decrease of 26% from the $12.1 million reported for the six months ended March 31, 2002.

      Net loss for the second quarter ended March 31, 2003 was $5.3 million, or $0.50 per diluted share, as compared to net loss of $6.1 million, or $0.59 per diluted share, for the second quarter of fiscal 2002 ended March 31, 2002. Net loss for the six months ended March 31, 2003 was $10.4 million, or $0.98 per diluted share, as compared to net loss of $11.2 million, or $1.08 per diluted share, for the six months ended March 31, 2002.

      "It appears that the slump in the networking market has bottomed out. A limited recovery has begun, driven by large networking developers," said Chris Kenber, Hifn's Chairman and CEO. "The pace of the recovery is disappointing but seems sustainable into the future with incrementally improving financial performance by quarter," he added. "We believe that Hifn's competitive position is strengthening and we therefore expect to continue our leadership position as the market returns to more normal performance."

      Hifn management will hold a conference call to discuss these results today, April 16, 2003 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Wednesday, April 16, 2003 through 5 p.m. (PDT) on Saturday, April 19, 2003 and may be accessed by calling 800-642-1687, pass code 9635291.

Hifn Second Quarter 2003
Earnings Release

About Hifn

      Hifn, Inc. of Los Gatos, California makes integrated circuits and software for manufacturers of computer networking products. Hifn's integrated data flow technology enables secure intelligent networks with compression, encryption and application recognition. This is central to the growth of the Internet, helping to make electronic mail, web browsing, Internet shopping and multimedia communications better, faster and more secure. Many of the major network equipment manufacturers use Hifn's patented technology to improve packet processing. More information on the company is available from the company's SEC filings. Additional product information can be obtained from the Hifn Website at http://www.hifn.com. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

                                      -30-

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the networking market slump bottoming out, sustainability of a recovery, improvement in future financial performance and continued strength in the Company's competitive and leadership positions are all forward-looking statements within the meaning of the Safe Harbor subject to the risks set forth below and actual results could vary. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers, customer demand and customer ordering patterns; orders from Hifn's customers may be below the company's current expectations and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn's ongoing technology development efforts; Hifn's ability to successfully integrate new technology into products in a cost-effective manner; Hifn's ability to effect its current strategy and to effectively control expenses; the timing of Hifn's new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not achieve anticipated benefits due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn's new products. These and other risks are detailed from time to time in Hifn's SEC reports including reports on Forms 10-K, 10-Q and 8-K. Hifn expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn(R) is a registered trademark of Hi/fn, Inc. Hifn is a trademark of Hi/fn, Inc.

Hifn Second Quarter 2003
Earnings Release

                                   HIFN, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Six Months Ended
                                                     March 31,               March 31,
                                               --------------------    --------------------
                                                 2003        2002        2003        2002
                                               --------    --------    --------    --------
Net revenues                                   $  4,549    $  5,726    $  8,964    $ 12,130
                                               --------    --------    --------    --------

Costs and operating expenses:
    Cost of revenues                              1,557       2,074       2,991       3,731
    Research and development                      5,417       4,347      10,631       9,458
    Sales and marketing                           1,741       2,169       3,516       4,359
    General and administrative                      885       2,841       1,872       4,417
    Amortization of intangibles and goodwill        359       2,967         717       5,745
                                               --------    --------    --------    --------
       Total costs and operating expenses         9,959      14,398      19,727      27,710
                                               --------    --------    --------    --------

Loss from operations                             (5,410)     (8,672)    (10,763)    (15,580)
Interest and other income, net                      112         249         342         613
                                               --------    --------    --------    --------

Loss before income taxes                         (5,298)     (8,423)    (10,421)    (14,967)
Benefit from income taxes                            --      (2,283)         --      (3,814)
                                               --------    --------    --------    --------

Net loss                                       $ (5,298)   $ (6,140)   $(10,421)   $(11,153)
                                               ========    ========    ========    ========


Net loss per share, basic and diluted          $  (0.50)   $  (0.59)   $  (0.98)   $  (1.08)
                                               ========    ========    ========    ========

Weighted average shares outstanding,
    basic and diluted                            10,599      10,432      10,592      10,350
                                               ========    ========    ========    ========

Hifn Second Quarter 2003
Earnings Release

                                   HIFN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                   March 31,      September 30,
                                                     2003              2002
                                                  -----------     -------------
                                                  (unaudited)
ASSETS

Current assets:
    Cash & short-term investments                 $  46,441           $  54,666
    Accounts receivables, net                         1,954               2,263
    Inventories                                         581                 704
    Prepaid expenses and other current assets         4,018               2,788
                                                  -----------     -------------
        Total current assets                         52,994              60,421

Property and equipment, net                           2,500               2,580
Intangibles and other assets                          7,696               9,278
                                                  -----------     -------------
                                                  $  63,190           $  72,279
                                                  ===========     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                              $   4,568           $   3,686
    Accrued expenses and other liabilities           11,653              11,937
                                                  -----------     -------------
                                                     16,221              15,623
                                                  -----------     -------------
Stockholders' equity:
    Common stock                                         11                  10
    Paid in capital                                 123,405             122,672
    Retained earnings                               (76,447)            (66,026)
                                                  -----------     -------------
                                                     46,969              56,656
                                                  -----------     -------------
                                                  $  63,190           $  72,279
                                                  ===========     =============